AMENDMENT NO. 1

PARTICIPATION AGREEMENT

Amendment No. 1, effective February 18, 2010 to The Participation Agreement, (the “Agreement”), dated October 16, 2009 among AXA Equitable Life Insurance Company, AllianceBernstein L.P. and AllianceBernstein Investments, Inc. (collectively, the “Parties”).

WHEREAS, MONY Life Insurance Company (“MONY”) and MONY Life Insurance Company of America (“MLOA”) were acquired by AXA Financial, Inc., the parent company of AXA Equitable Life Insurance Company (“AXA Equitable”); and

WHEREAS, the Parties wish to add MONY and MLOA to the Agreement; and

WHEREAS, the Parties wish to enable the Company to offer shares of the portfolios of AllianceBernstein Variable Products Series Fund, Inc. in every Company separate account;

The Parties hereby agree to amend the Agreement as follows:

1.	Additional Parties. MONY and MLOA each are hereby added as a party to the Agreement and the defined term “Company” shall be deemed to include MONY and MLOA.

2.	Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

ALLIANCEBERNSTEIN L.P.		ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ Marc R. Bryant	By:	/s/ Andrew L. Gangolf
Name:	Marc R. Bryant	Name:	Andrew L. Gangolf
Title:	Assistant Secretary	Title:	Senior Vice President & Assistant General Counsel

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts		MONY LIFE INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts

By:	/s/ Steven M. Joenk	By:	/s/ Steven M. Joenk
Name:	Steven M. Joenk	Name:	Steven M. Joenk
Title:	SVP	Title:	SVP

MONY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:	/s/ Steven M. Joenk
Name:	Steven M. Joenk
Title:	SVP

SCHEDULE A

CONTRACTS

Name of Account - Contracts
A- All Contracts
FP- All Contracts
1- All Contracts
45- All Contracts
49- All Contracts
65- All Contracts
66- All Contracts
206- All Contracts
301- All Contracts
Legacy “S”- All Contracts
Legacy “L”- All Contracts
Legacy “A”- All Contracts
MONY UGVL VUL- All Contracts
MONY UGVL SVUL- All Contracts
MONY UGVA VA- All Contracts
Keynote- All Contracts
MLOA “L”- All Contracts
MLOA “A”- All Contracts
MLOA “P”- All Contracts

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